UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
----------------------------------------------------------------------

Date of Report (Date of earliest event reported): July 29, 2013

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

24025 Park Sorrento, Suite 410, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensatory Arrangements of Certain Officers

On July 26, 2013, the Company filed a form 8/K setting forth the compensation arrangements of certain officers.  The exhibit 10.38 to that 8/K contained a typographical error regarding thresholds on performance grants to Mr. Najeeb Ghauri.  The corrected exhibit is attached hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.38 Third Amendment to Employment Agreement by and between Najeeb Ghauri and Netsol Technologies, Inc. dated July 25, 2013, filed as an exhibit hereto.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: July 29, 2013	/s/Najeeb Ghauri
NAJEEB GHAURI Chief Executive Officer

Date: July 29, 2013	/s/ Boo Ali Siddiqui
BOO ALI SIDDIQUI Chief Financial Officer